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                                                                    Exhibit 3.37

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              MTH HOMES-TEXAS, L.P.

         THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into to be effective as of the 18th day of June 2002, by and among MTH-Texas GP II, INC., an Arizona corporation, as the "General Partner," and the parties executing this Agreement as "Limited Partners" on the signature pages attached hereto.

                               W I T N E S E T H:

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and conditions contained herein, the Capital Contributions of the Partners and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto form this Partnership and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 CERTAIN DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings for the purposes of this Agreement:

         "Act" shall mean the Texas Revised Limited Partnership Act, as amended from time to time.

         "Additional Capital Contributions" shall mean, with respect to any Partner, any additional contributions of money or property made to the capital of the Partnership by such Partner in accordance with the terms of Section 4.2 hereof.

         "Administrative Overhead Expenses" shall mean all direct costs and expenses attributable to the Partnership incurred by the General Partner relating to legal, accounting, tax preparation, information reporting, travel expenses in connection with Partnership management and administration, and any other direct costs or expenses of Partnership management and administration.

         "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with that first Person, or, with regard to a Person who is an individual, a member of such Person's family, whether by blood or marriage. As used in this definition, the term "control" means (a) with respect to any corporation or other entity having voting shares, or the equivalent thereof, and its elected directors, managers or Persons performing similar functions, the ownership or power to vote more than fifty percent (50%) of the shares, or the equivalent thereof, that have the power to vote for the election of directors, managers or Persons performing similar functions, and (b) with respect to any other entity, the ability to direct its business and affairs.

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         "Agreement" shall mean this Agreement of Limited Partnership of MTH
Homes-Texas, L.P. as the same may be amended, modified, supplemented or restated from time to time in accordance with the provisions of this Agreement.

         "Bankrupt" or "Bankruptcy" with respect to a Person shall mean that the Person has:

                  (a)      Made an assignment for the benefit of creditors;

                  (b)      Filed a voluntary petition in bankruptcy;

                  (c)      Been adjudicated as bankrupt or insolvent;

                  (d) Filed a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (e) Filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature;

                  (f) Sought, consented to or acquiesced in the appointment of a trustee, receiver or liquidator for himself or of all or any substantial part of his properties;

                  (g) If, within one hundred twenty (120) days after the commencement of any proceeding against him seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed; or

                  (h) If, within ninety (90) days after the appointment without his consent or acquiescence of a trustee, receiver or liquidator for himself or of all or any substantial part of his properties, the appointment is not vacated or stayed, or if, within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

         "Capital Account" shall mean a financial account to be established and maintained by the Partnership for each Partner as computed from time to time in accordance with Section 4.8 hereof and Subchapter K of the Code and Treasury Regulations promulgated thereunder and the provisions of this Agreement.

         "Capital Contribution" shall mean, with respect to any Partner, the gross amount of all contributions of money or property to the capital of the Partnership by such Partner pursuant to Article IV hereof, including Initial Capital Contributions and any Additional Capital Contributions.

         "Certificate of Limited Partnership" shall mean the certificate required by Section 2.01 of the Act, as filed with the Secretary of State of the State of Texas.

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         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rulings and regulations (including, without limitation, Treasury Regulations) promulgated thereunder. All references herein to Sections of the Code shall include any corresponding provision or provisions of succeeding law.

         "Disposition" shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, mortgage or other alienation of all or any part of a Partnership Interest, whether voluntary or involuntary, and whether during the lifetime of the Person involved or upon or after his death or dissolution, including, but not limited to, any Disposition by operation of law, by court order, by judicial process or by foreclosure, levy or attachment.

         "Fiscal Year" of the Partnership shall mean the twelve (12) month period ending on December 31 of each year; provided, however, that the initial Fiscal Year of the Partnership shall commence on the date hereof and end on December 31, 2002.

         "General Partner" shall mean MTH-Texas GP II, Inc., an Arizona corporation and its successors and assigns pursuant to this Agreement.

         "Initial Capital Contributions" shall mean, with respect to any Partner, any initial contributions of money or property made to the capital of the Partnership by such Partner in accordance with the terms of Section 4.1 hereof.

         "Limited Partner" shall mean any Person executing this Agreement as a Limited Partner on the Limited Partner signature page attached hereto and any Persons hereafter admitted as limited partners pursuant hereto, but excluding from the date of any withdrawal any such Person hereafter withdrawing as a limited partner from the Partnership.

         "Liquidator" shall have the meaning assigned to such term in Article XII hereof, and shall be the General Partner unless otherwise provided herein.

         "Liquidation and Dissolution" shall mean the liquidation and dissolution of the Partnership pursuant to this Agreement resulting in a distribution to the Partners of all or substantially all of the Partnership Assets.

         "Liquidation Gain or Loss" shall mean the net gain or loss realized and recognized for federal income tax purposes upon the Liquidation and Dissolution of the Partnership.

         "Liquidation Proceeds" shall mean the amount, if any, by which all proceeds received by the Partnership in connection with the Liquidation and Dissolution of the Partnership as determined in accordance with the cash basis method of accounting, exceeds the sum of all cash expenditures of any kind or nature incurred by the Partnership and attributable to such Liquidation and Dissolution (including payments of all outstanding indebtedness and Liquidation and Dissolution expenses), as determined in accordance with the cash basis method of accounting.

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         "Majority in Interest" shall mean those Partners whose aggregate
Partnership Interests equal more than fifty percent (50%) of the aggregate Partnership Interests of all Partners in the group or class entitled to vote on a given matter.

         "Operating Expenses" shall mean the expenses incurred by or on behalf of the Partnership in acquiring, owning, holding, developing, manufacturing, selling, managing or operating the Partnership Property, both within and outside the United States, including, without limitation, all Administrative Overhead Expenses and other expenses, as the case may be.

         "Organizational Costs" shall mean expenses incurred incident to the organization of the Partnership, including, but not limited to, fees and expenses of accountants, legal and tax counsel and other experts; filing costs; and other costs and expenses incurred in the organization of the Partnership.

         "Other Partnership Expenses" shall mean any expenses of the Partnership not constituting Operating Expenses or Organizational Costs.

         "Partners" shall mean the General Partner, the Limited Partner and their successors and assigns, unless otherwise indicated. "Partner" shall mean any one of the Partners.

         "Partnership" shall mean the limited partnership created and existing pursuant to this Agreement, as such limited partnership may from time to time be constituted or reconstituted.

         "Partnership Assets" or "Partnership Property" shall mean any and all assets, properties and contract rights of the Partnership, including, without limitation, the Partnership Business and all other projects and activities assigned to or undertaken by the Partnership.

         "Partnership Business" shall mean all activities considered or undertaken by the Partnership pursuant to the terms and provisions of this Agreement as more fully described in Article III hereof.

         "Partnership Indebtedness" shall mean all debts, obligations and liabilities of the Partnership or incurred by the General Partner on behalf of the Partnership.

         "Partnership Interest" shall mean the interest of a Partner in the Partnership, including without limitation, rights to distributions (liquidating or otherwise), allocations, information and to vote, consent or approve, all of which shall be based upon the Partner's Partnership Percentage.

         "Partnership Percentage" with respect to each Partner shall mean such Partner's percentage share of the Partnership Interest allocable to all of the Partners, which percentage shall initially be as provided below:

General Partner:            1.0%
Limited Partner:           99.0%

         "Partnership Term" or "Term of the Partnership" shall mean the term of the Partnership as provided in Section 2.5 hereof.

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         "Profits" and "Losses" shall mean, for any period, the net profits or net losses of the Partnership for Federal income tax purposes during such period determined under Section 702 of the Code.

         "Required Interest" shall mean the Partners holding a majority of the Partnership Interest.

         "Revenues" shall mean all amounts received by the Partnership attributable to the Partnership Business.

         "Seventy-Five Percent in Interest" shall mean those Partners whose aggregate Partnership Interests equal more than seventy-five percent (75%) of the aggregate Partnership Interest of all Partners in the group or class entitled to vote on a given matter.

         "Tax Matters Partner" shall mean the General Partner, or any other Partner designated in Section 10.8 hereof as the "tax matters partner", as that term is defined in Section 6231(a)(7) of the Code.

         "Termination Event" shall mean the occurrences described in Section
12.1 hereof which cause the Partnership to be liquidated and dissolved.

         "Treasury Regulation" or "Treas. Reg." shall mean one or more of those certain regulations promulgated by the United States Department of the Treasury in connection with the interpretation and enforcement of the Code.

         SECTION 1.2 TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "Person" or "Party" includes individuals, corporations, partnerships, limited partnerships, limited liability companies, trusts, associations and other entities. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                                   ARTICLE II

                        GENERAL TERMS OF THE PARTNERSHIP

         SECTION 2.1 Formation of Partnership and Organization Certificate. (a) The parties to this Agreement hereby form, constitute and establish the Partnership as a Texas limited partnership pursuant to the Act upon and subject to the terms of this Agreement.

         (b) The General Partner shall (i) promptly file an appropriate Certificate of Limited Partnership as required by the Act, (ii) comply with all other legal requirements, and (iii) do such other filing, recording, publishing and acts, all as may be appropriate to comply with all requirements of the Act and this Agreement for the formation and operation of the Partnership.

         (c) The Partners shall immediately execute, and hereby agree to execute, any and all such certificates and other documents as the General Partner considers necessary or desirable (i) for the formation of the Partnership, and (ii) as may be necessary or appropriate to comply with the requirements for the transaction of business or ownership or leasing of property by a limited

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partnership in all jurisdictions, including, but not limited to Texas, where the
Partnership may from time to time desire to conduct business or own or lease property.

         (d) Except as provided in the Act, the Partnership shall have no obligation to deliver or mail to any Partner any certificate of limited partnership, amendment, dissolution or cancellation of the Partnership.

         SECTION 2.2 PARTNERSHIP NAME. The business of the Partnership shall be conducted under the name "MTH Homes-Texas, L.P.", "Hammonds Homes", and/or under such other name or names as the General Partner may determine from time to time. The General Partner shall promptly execute and file with the proper offices in each county in each jurisdiction in which the Partnership conducts business or owns property one or more certificates as required by the fictitious name act, assumed name act or similar statute in effect in each such jurisdiction.

         SECTION 2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be located at 6613 N. Scottsdale Road, Suite 200, Scottsdale, AZ 85250, provided that the General Partner may, from time to time, change the location or jurisdiction of the Partnership's principal place of business. The Partnership may maintain other offices as may be designated from time to time by the General Partner for the purpose of carrying out the business of the Partnership. The General Partner shall give the Limited Partner written notice of any change in the principal place of business of the Partnership.

         SECTION 2.4 ADDRESSES OF PARTNERS. The principal place of business of the General Partner is located at 6613 N. Scottsdale Road, Suite 200, Scottsdale, AZ 85250. The name and address of the Limited Partners are set forth on the signature pages hereto.

         SECTION 2.5 TERM OF PARTNERSHIP. The term of the Partnership shall commence on the date of the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Texas as described in
Section 2.1 hereof and shall continue in existence until the earlier of (i) December 31, 2042, or (ii) the date the Partnership is sooner dissolved under
Article XII hereof, and thereafter, to the extent provided herein and by applicable law, until wound up and terminated as provided therein.

         SECTION 2.6 TITLE AND OWNERSHIP. The interest of each Partner in the Partnership shall be personal property for all purposes. All real and other property owned by the Partnership shall be deemed owned by the Partnership as an entity, and legal and beneficial title to such property shall be retained and held by the Partnership. No Partner individually shall have any ownership of such property and each Partner hereby waives any right to partition the property of the Partnership.

         SECTION 2.7 REGISTERED OFFICE; REGISTERED AGENT. The registered office of the Partnership shall be located at 6613 N. Scottsdale Road, #200, Scottsdale, Arizona 88250, and the Partnership's registered agent for service of process at such address shall be the General Partner. The General Partner may change the registered office or the registered agent for service of process, or both, pursuant to the Act.

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                                   ARTICLE III

                     PURPOSE AND BUSINESS OF THE PARTNERSHIP

         SECTION 3.1 PURPOSE AND BUSINESS. (a) The initial purpose of the Partnership shall be: (i) to engage in any and all activities which may be related or incidental to real estate acquisition and development; (ii) to pursue such other and additional opportunities and activities which are allowed by the Act as the General Partner determines to be appropriate, in its sole and absolute discretion; and then (ii) to dissolve, liquidate and terminate the Partnership. The general purpose of the Partnership shall be to engage in and carry on any and all business and additional activities that the General Partner desires to engage in or carry on which are not prohibited by the Act.

         (b) The Partnership shall be authorized to do all things allowed to be done under the Act and other applicable Texas law to accomplish the same.

         SECTION 3.2 LIMITATIONS ON THE BUSINESS OF THE PARTNERSHIP. All terms and conditions of this Agreement shall be subject to, and limited by, the following provisions with respect of the ability of the Partnership to conduct its business and the Partnership shall comply with each and every one of the following terms and conditions at all times:

         (a) The Partnership shall not engage in any other business or activities which are unrelated to the Partnership Business outlined above, and the Partnership Business shall not be extended except by written agreement of a Majority in Interest of the Partners.

         (b) The Partnership shall not require any Limited Partner to guarantee any obligation of the Partnership or require any Limited Partner to contribute any additional capital to the Partnership, except as provided in
Section 4.2 below.

         SECTION 3.3 MANAGEMENT OF THE PARTNERSHIP. The General Partner shall be solely responsible for the management of the affairs of the Partnership including, without limitation, the management of the Partnership Assets and the Partnership Business.

                                   ARTICLE IV

                 CAPITAL CONTRIBUTIONS AND PARTNERSHIP INTERESTS

         SECTION 4.1 Initial Capital Contributions. The Partners shall make Initial Capital Contributions as follows:

         (a) The General Partner has contributed One Hundred Dollars ($100.00) cash to the capital of the Partnership. The General Partner shall not be required to make any Additional Capital Contributions to the Partnership, but may from time to time contribute other funds, contracts, commitments and agreements.

         (b) The Limited Partners' contributions to the Partnership shall be the Initial Capital Contribution of each Limited Partner as specified on the signature pages hereto.

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         SECTION 4.2       ADDITIONAL CONTRIBUTIONS AND GENERAL PARTNER LOANS.
(a) Unless a Majority in Interest of the Partners agree in writing in advance, no Limited Partner shall be obligated or allowed to contribute Additional Capital Contributions to the capital of the Partnership in excess of its Initial Capital Contribution.

         (b) If the General Partner determines the cash requirements of the Partnership from time to time to be greater than the cash available, the General Partner may make loans to the Partnership or arrange for loans to be made to the Partnership from third parties in such amounts that the General Partner reasonably deems necessary or appropriate. Any such loans will be evidenced by Partnership notes and shall bear interest at a market rate, which in the case of loans from the General Partner will mean a floating rate equal to the lesser of
(i) the maximum rate permitted by applicable law or (ii) two percent (2%) over the "Prime Rate" established by Guaranty Bank, or its successor bank, from time to time.

         (c) The provisions of this Section 4.2 are for the benefit of the Partnership and the Partners only and are not meant to, nor shall they, inure to the benefit of any third party not a party to this Agreement.

         SECTION 4.3 Compromise and Release of Contribution Obligations. A Partner's obligation to make Capital Contributions to the Partnership shall not be compromised or released except by written agreement of all of the Partners.

         SECTION 4.4 OBLIGATIONS SECURED. Each Partner hereby grants to the Partnership a lien and security interest on his interest in the Partnership to secure payment of any and all contributions and the performance of any and all obligations of such Partner required or permitted hereunder. The Partnership's rights and remedies relating to such lien shall be those of a secured creditor under Article IX of the Texas Uniform Commercial Code, Tex. Bus. & Com. Code Ann. (Vernon 1968). Each Partner, upon request of the General Partner, shall execute and deliver to the General Partner such additional security agreements and/or financing statements as the General Partner may deem necessary or desirable to perfect the above described lien.

         SECTION 4.5 CLASSES OF LIMITED PARTNERS. There shall initially be one (1) class of Limited Partners. The Partnership may establish additional classes of Limited Partners as determined by the General Partner and approved by all of the Limited Partners.

         SECTION 4.6 INTEREST OF EACH PARTNER. As provided in Article V hereof, one hundred percent (100%) of the net profits and net losses of the Partnership shall be allocated to, or charged against, the Partners, based upon each Partner's Partnership Percentage.

         SECTION 4.7 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Partner.

         (a) Each Partner's Capital Account shall be increased by (i) the amount of Capital Contributions by that Partner to the Partnership, (ii) the fair market value of property contributed by that Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under section 752 of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) allocations to that Partner of Partnership

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income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-1(b)(2) (iv)(g), but excluding income and gain described in Treas. Reg. Section 1.704-1(b) (4)(i).

         (b) Each Partner's Capital Account shall be decreased by (i) distributions to that Partner by the Partnership, (ii) the fair market value of property distributed to that Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Partner of expenditures of the Partnership described in section 705(a)(2)(B) of the Code, and (iv) allocations of Partnership loss and deduction (or items thereof), including loss and deduction described in Treas. Reg.
Section 1.704-1(b)(2) (iv)(g), but excluding items described in Paragraph 4.7(b)(iii) above and loss or deduction described in Treas. Reg.
Section 1.704-1(b)(4)(i) or Section 1.704-1(b)(4)(iii).

         (c) The Partners' Capital Accounts shall also be maintained and adjusted as permitted by the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg.
Section 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Partners of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg.
Section 1.704-1(b)(2)(iv)(g).

         (d) A Partner that has more than one Partnership Interest shall have a single Capital Account that reflects all such Partnership Interests, regardless of the class of Partnership Interest owned by such Partner and regardless of the time or manner in which such Partnership Interests were acquired.

         (e) Upon the transfer of all or part of a Partnership Interest, the Capital Account of the transferor that is attributable to the transferred Partnership Interest or portion thereof shall carry over to the transferee Partner in accordance with the provisions of Treas. Reg. Section 1.704-1
(b)(2)(iv)(1).

         SECTION 4.8 INCOME ACCOUNTS. The General Partner shall maintain a separate income account for each Partner. At the end of each fiscal year, the General Partner shall credit each Partner's Partnership Percentage of the net profits or net losses of the Partnership to each Partner's income account as provided herein. After any authorized withdrawals have been deducted from a Partner's income account, any balance or deficit remaining in the account shall be transferred to, or charged against, that Partner's Capital Account.

                                    ARTICLE V

                           ALLOCATIONS AND TAX MATTERS

         SECTION 5.1 ALLOCATION OF INCOME AND LOSS. All allocations of each item of income, gain, loss, deduction or credit of the Partnership shall be made to the Partners in accordance with their respective Partnership Percentages, except that, if Section 704(c) of the Code or the Regulations promulgated thereunder require a different allocation, all such items will be allocated as required thereby. Additionally, the Partners may, by unanimous agreement,

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specially allocate items of income, credit, gain, loss, deduction or conduct of the Partnership to one or more Partners.

         SECTION 5.2 NONRECOURSE DEDUCTIONS. The Partnership's nonrecourse deductions, if any, shall be allocated separately to and among the Partners in accordance with their Partnership Percentages before determining any net profit or net loss to be allocated to and among the Partners. It is intended that such allocation be in accordance with the Partners' interests in the Partnership within the meaning of Treas. Reg. Section 1.704-1T(B)(4)(iv)(a).

         SECTION 5.3 QUALIFIED INCOME OFFSET PROVISIONS. (a) Notwithstanding anything else to the contrary herein, to the extent the allocation of any loss or deduction would cause the sum of the deficit balance (if any) of a Capital Account of any Partner to exceed any such Partner's share of the Partnership's minimum gain, such Partner will not be allocated, as of the end of the Partnership's taxable year to which such allocation relates, a loss or deduction which will cause or increase a deficit balance in such Partner's Capital Account in excess of any dollar amount of such deficit balance that such Partner is obligated to restore upon liquidation. For purposes of this subsection, the Capital Account of each Partner shall be reduced as provided in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). A Partner who unexpectedly receives an adjustment, allocation or distribution described above as of the end of the Partnership's taxable year to which such allocation relates which causes or increases a deficit balance in such Partner's Capital Account (in excess of any dollar amount of such deficit balance that such Partner is obligated to restore upon liquidation) and which causes the sum of such excess deficit Capital Account balance of such Partner to exceed such Partner's share of the Partnership's Minimum Gain, as defined in the Treasury Regulations, will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

         (b) To the extent this Section 5.3 prevents the allocation of a deduction or loss to a Partner, such deduction or loss shall be allocated to the other Partner or Partners who bear the burden of an economic loss corresponding to such loss or deduction. Solely for purposes of illustration (and not by way of limitation), any Partnership deductions or losses that are funded through indebtedness with respect to which the General Partner has liability and with respect to the allocation thereof to any Partner is limited under this Section 5.3, such deductions or losses are to be allocated to the General Partner.

         SECTION 5.4 Tax Allocations of Items of Income, Gain, Loss and Deduction. (a) For federal, state and local income tax purposes, except as otherwise provided in this Section 5.4, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in accordance with the book allocations set forth in Sections 5.1 through 5.3 hereof.

         (b) To the extent of any recapture income resulting from a sale or other taxable disposition of a Partnership Asset, the amount of any gain from such disposition allocated to (or recognized by) a Partner for federal income tax purposes shall be deemed to be recapture income to the extent such Partner (or his predecessor in interest) has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as recapture income.

         SECTION 5.5 INCONSISTENT TREATMENT OF PARTNERSHIP ITEM. If any Partner intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, then such

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Partner shall give reasonable notice under the circumstances to the other
Partners of such intent and the manner in which the Partner's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Partners.

                                   ARTICLE VI

                                  DISTRIBUTIONS

         SECTION 6.1 OPERATING DISTRIBUTIONS. The General Partner shall in its sole discretion determine whether and when to distribute available cash (if any) generated from the operations and investments of the Partnership, from the sale of any Partnership Property which is not made pursuant to the Liquidation and Dissolution of the Partnership and from any other ongoing activities of the Partnership. Any such distributions shall be made pro rata to the Partners, in accordance with each Partner's Partnership Percentage.

         SECTION 6.2 Distribution of Liquidation Proceeds and Remaining Assets. (a) As a part of the Liquidation and Dissolution of the Partnership, the Liquidator shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Partnership and all claims and obligations which are known to the Partnership but for which the identity of the claimant is unknown. If there are sufficient Partnership Assets, such claims and obligations shall be paid in full. If there are insufficient Partnership Assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of Partnership Assets available therefor.

         (b) Liquidation Proceeds derived from the Liquidation and Dissolution of the Partnership, and all remaining Partnership Assets, shall be distributed as follows:

                  (i) first, to creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made;

                  (ii) then, to the Partners in proportion to their positive Capital Accounts until they have received an amount equal to their Capital Accounts before the distribution; and

                  (iii) then, to the Partners in proportion to their Partnership Percentages.

         (c) Should Partnership Assets other than cash be distributed, the amount by which the fair market value of the Partnership Assets, if any, to be distributed pursuant to this Article exceeds or is less than the basis of such Partnership Assets shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing Liquidation Gain or Loss of the Partnership for purposes of crediting or charging the Capital Accounts of, and distributing Liquidation Proceeds to, the Partners.

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                                   ARTICLE VII

                   STATUS AND OBLIGATIONS OF LIMITED PARTNERS

         SECTION 7.1 AUTHORITY OF LIMITED PARTNERS. No Limited Partner shall participate in the management or control of the business of, or transact any business for, the Partnership, or have the power to act for or bind the Partnership, said powers (as between the Limited Partner and the General Partner) being vested solely and exclusively in the General Partner.

         SECTION 7.2 LIMITED LIABILITY OF LIMITED PARTNERS. No Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond the amount contributed or required to be contributed to the Partnership pursuant to Article IV hereof and except as otherwise required by law. The preceding sentence shall not, however, be construed to limit or prohibit, in any respect, the use by the General Partner of any undistributed funds of the Partnership (regardless of whether previously allocated to the Capital Account of any Partner) for Partnership purposes or payment of Partnership debts.

         SECTION 7.3 VOTING OF LIMITED PARTNERS. (a) Limited Partners shall have the right to vote upon any matter requiring the vote of the Limited Partners as set out elsewhere in this Agreement or in the Act, including, without limitation, the ability to vote to remove the General Partner upon the affirmative vote of seventy-five percent (75%) in Interest of the Limited Partners.

         (b) Those matters to be voted on by the Limited Partners can be done by written consent. Such a written consent may be utilized at any meeting of the Partners, or it may be utilized in obtaining approval by the Partners without a meeting.

         SECTION 7.4 RESTRICTIONS OF LIMITED PARTNERS. (a) No Limited Partner shall have the right to withdraw from the Partnership or to receive a return of any of its contributions to the Partnership until the Partnership is terminated and its affairs wound up in accordance with Section 8.04 of the Act and this Agreement. A Limited Partner will breach this Agreement if he or she
(1) attempts to withdraw from the Partnership, (2) interferes in the management of the Partnership affairs, (3) engages in conduct which could result in the Partnership losing its tax status as a partnership, (4) engages in conduct that tends to bring the Partnership into disrepute, (5) owns a Partnership Interest that becomes subject to a charging order, attachment, garnishment or similar legal proceedings, (6) breaches any confidentiality provisions of this Agreement, or (7) fails to meet any commitment to the Partnership. A Limited Partner who is in breach of this Agreement shall be liable to the Partnership for damages caused by the breach. The Partnership may offset for the damages against any distribution or return of capital to the Limited Partner who has breached this Agreement; and

         (b) No Limited Partner shall have the right or power to cause the dissolution and winding up of the Partnership by court decree or otherwise.

                                  ARTICLE VIII

                     POWERS, RIGHTS, DUTIES, AND LIABILITIES
                               OF GENERAL PARTNER

         SECTION 8.1 Authority and Duties of General Partner. The General Partner shall exercise ordinary business judgment in managing the affairs of the Partnership.

         (a) The General Partner shall have full, exclusive and complete discretion in the management and control of the affairs and business of the Partnership, subject to the terms hereof. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or granted the General Partner under any other provisions of this Agreement, but subject to any express limitations set forth in this Agreement, the General Partner shall have full power and authority to do all things that it considers necessary, proper or desirable to conduct the business of the Partnership, including, without limitation, the power and authority (without the vote or consent of any Limited Partner) to do the following:

                  (i) Negotiate and execute on behalf of the Partnership any contracts under such terms and obligations as it, in its sole and absolute discretion, considers in the best interest of the Partnership and/or necessary, appropriate or desirable for the conduct of the Partnership Business or the implementation of its powers under this Agreement, including, without limitation, taking title to Partnership Assets in its own name on behalf of the Partnership;

                  (ii) Perform all obligations of the Partnership and enforce all rights of the Partnership under the terms and conditions of all contracts and agreements entered into by or on behalf of the Partnership including, without limitation, payment of Operating Expenses and Other Partnership Expenses;

                  (iii) Employ and compensate, and dismiss from employment, any and all employees, agents, independent contractors, brokers, attorneys and accountants;

                  (iv) Lease or license all or any portion of the Partnership Assets for any Partnership purpose and to acquire, dispose of, sell, transfer, exchange, mortgage, pledge, encumber or hypothecate any or all of the Partnership Assets;

                  (v) Acquire and maintain insurance covering any or all Assets of the Partnership and its activities;

                  (vi) Control any matters affecting the rights and obligations of the Partnership (including initiating or defending litigation, incurring legal expenses and settling claims and litigation);

                  (vii) Distribute Partnership Assets to the Partners in accordance with the terms set forth herein;

                  (viii) Do all acts and things necessary or desirable to accomplish the objectives of the Partnership;

                  (ix) Apply for and obtain any governmental approvals or certificates with respect to the operations of the Partnership or the ownership or use of the Partnership Properties;

                  (x) Admit additional Limited Partners and assignees or transferees of Limited Partners to the Partnership as new or substituted Limited Partners pursuant to Article XI hereof;

                  (xi) Submit a Partnership claim or liability to arbitration;

                  (xii) Participate in any plans or proceedings for the foreclosure, reorganization, consolidation, merger or liquidation of any corporation or organization that has issued securities owned by the Partnership and, incident to that participation, deposit securities with, and transfer title of securities to, any protective or other committee established to further or defeat any such plan or proceeding; and

                  (xiii) Execute, acknowledge, deliver, file, and record any and all instruments or documents affecting any and/or all of the foregoing.

         (b) Subject to the duties and powers reserved to the Partners hereunder, and further subject to the availability of funds to perform such duties, the General Partner, on behalf of the Partnership, shall have the right, authority, power, duty and obligation to implement all decisions of the Partners, to conduct the business and affairs of the Partnership and, without limiting the generality of the foregoing, to conduct or cause to be conducted the following functions of the Partnership:

                  (i) Maintain the books and records of the Partnership, and prepare and deliver, or cause to be prepared and delivered, to the Partners tax returns and reports of the state of business and affairs of the Partnership and the Partnership Business, as generally provided in Article X hereof;

                  (ii) Except as otherwise provided herein, maintain all funds of the Partnership in the Partnership's name as generally provided in Section 8.7 hereof, subject to withdrawal on the signature of the General Partner or its duly appointed agents;

                  (iii) Take reasonable and prudent steps to ensure that the Partnership obtains and maintains satisfactory insurance in such amounts and with such companies as shall be deemed reasonably satisfactory to the General Partner to protect the interests of the Partnership and the Partners; and

                  (iv) Transmit to all of the Partners annual financial reports in accordance with Section 10.5.

         (c) Each Partner agrees that the consent by the General Partner to the admission of Limited Partners from time to time or to the submission of a Partnership claim or liability to arbitration shall constitute the consent of the Partnership to such admission or submission. Any and all acts heretofore taken by the General Partner that are permitted under this Section 8.1 are hereby ratified and confirmed by the Partners as the acts and deeds of the Partnership.

         SECTION 8.2 TIME DEVOTED TO PARTNERSHIP. The General Partner shall devote such time to Partnership Business as it deems necessary or appropriate to manage and supervise Partnership Business and affairs in an efficient manner; provided, that nothing in this Agreement shall preclude the employment of any agent, third party or Affiliate to manage or provide other services with respect to the Partnership's Assets or business subject to the control of the General Partner and provided that the General Partner, in all instances, retains general control over and continues to generally supervise the day-to-day operations of the Partnership. In this connection, the General Partner shall provide, furnish or perform in good faith and in a diligent and efficient manner all normal and customary business and administrative duties and services necessary to conduct the Partnership's business in an expeditious and economical manner.

         Nothing contained in this Agreement shall in any way or manner limit the General Partner or the Limited Partner or any director, officer, employee or agent of the Partners in participating as a general partner, limited partner, owner, principal, consultant, director, manager, officer, agent, representative or otherwise in any business which could be deemed to be competing with the Partnership Business.

         SECTION 8.3 LIMITATIONS ON AUTHORITY. (a) The authority of the General Partner over the conduct of the affairs and business of the Partnership shall be subject only to such limitations as are expressly stated in this Agreement or imposed by applicable law. Without the prior consent of all of the Limited Partners, the General Partner shall not be empowered or authorized to:

                  (i) Possess property or assign any rights in specific property on behalf of the Partnership other than for a Partnership purpose;

                  (ii) Require any Partner to make any contribution to the capital of the Partnership not provided for herein;

                  (iii) Use the Partnership's funds or the Partnership Assets in any manner except for the primary benefit of the Partnership;

                  (iv) Do business in any jurisdiction or political subdivision in which the General Partner and the Partnership have not previously taken such steps as may be necessary to assure for the Limited Partners the same limited liability as is provided for limited partners in other limited partnerships formed under the Act;

                  (v) Commingle Partnership funds with those of any other Person; or

                  (vi) Acquire any properties in exchange for interests in the Partnership, other than as provided in Article IV, Section 8.1(a)(x) and Article XI hereof.

         SECTION 8.4 LIABILITY OF GENERAL PARTNER. (a) The General Partner shall be liable in the manner set forth in the Act for all Partnership Indebtedness except as otherwise provided in the documents creating such Indebtedness; provided, however, all Partnership Indebtedness shall be paid or discharged first with the Partnership Assets (including insurance proceeds) before the General Partner shall be obligated to pay or discharge any such debt or obligation with its personal assets.

         (b) To the extent permitted by applicable law, the General Partner (which, for the purpose of this Section 8.4(b), shall include any Affiliate of the General Partner or a director, officer, employee, agent or partner of the General Partner or its Affiliates) shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner for any action taken, or failure to act, based upon errors of judgment or other fault (including negligence) in connection with the business and affairs of the Partnership.

         SECTION 8.5 INDEMNIFICATION. The General Partner and its officers, directors, employees, agents and its and their Affiliates shall have no liability to the Partnership or any Partner for any loss suffered by the Partnership or any Partner which arises out of any action or inaction, including any negligent action of the General Partner or its officers, directors, employees, agents or its or their Affiliates. The General Partner and its officers, directors, employees, agents and its and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims, including any claims based in whole or in part on the negligence of the General Partner or its officers, directors, employees, agents or its or their Affiliates, sustained by them in connection with their conduct of the Partnership business in accordance with this Agreement to the maximum extent permitted by the Act and applicable law. Expenses of the General Partner (including legal fees and expenses) incurred or to be incurred in defending any proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding.

         SECTION 8.6 RIGHT OF THIRD PARTIES TO RELY ON AUTHORITY OF GENERAL PARTNER.

         (a) Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser of property of the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the Partnership Assets that the General Partner is entitled to encumber, sell, convey, transfer, assign or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole Party in interest therein, both legally and beneficially.

         (b) In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, and no such Person shall be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative.

         SECTION 8.7 PARTNERSHIP ACCOUNTS. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner. All withdrawals from or charges against such accounts shall be made by the General Partner or by its duly authorized representatives.

                                   ARTICLE IX

              FEES AND EXPENSES OF THE GENERAL PARTNER AND CERTAIN
                             OTHER FEES AND EXPENSES

         SECTION 9.1       Fees and Reimbursement of General Partner's Expenses.
(a) Upon the General Partner's request, the Partnership shall reimburse the General Partner or any Affiliate of the General Partner for, or pay, the following, whenever incurred:

                  (i) Principal and interest on loans incurred by the General Partner or any Affiliate of the General Partner in order to extend a loan to the Partnership for any purpose permitted under this Agreement;

                  (ii) Any fees and expenses of third parties or costs of services or goods of third parties directly attributable to the formation or operation of the Partnership or its business; and

                  (iii) Any other Operating Expenses (whether expensed or capitalized) which have been incurred by the General Partner or any Affiliate of the General Partner for the benefit of the Partnership.

         (b) Should the amount of the reimbursement to which the General Partner or any Affiliate of the General Partner is entitled under this Section
9.1 exceed the funds available to the Partnership for such reimbursement, the Partnership shall reimburse the General Partner or such Affiliate to the extent of the funds available therefor, and any excess amount not reimbursed shall be deemed to be a loan by the General Partner or such Affiliate to the Partnership to be repaid by the Partnership as funds become available for such purpose, regardless of the source of such funds.

                                    ARTICLE X

                    PARTNERSHIP MEETINGS, ACCOUNTING MATTERS,
                         BOOKS AND RECORDS, AND BANKING

         SECTION 10.1 MEETINGS OF THE PARTNERS. (a) A meeting of the Partners may be called by the General Partner or by a Majority in Interest of the Limited Partners by making a written request therefor to the General Partner. In such event, the General Partner shall give notice of the meeting so called within ten (10) days after such a request for a meeting is furnished. The notice will state the nature of the business to be transacted, and no other business will be considered at the meeting.

         (b) A meeting of the Partners will be held not less than ten (10) nor more than sixty (60) days after the date of the mailing of the notice of such meeting. Partners may vote in person or by proxy at any such meeting on matters permitted to be voted on pursuant to this Agreement.

         (c) The presence in person or by proxy of the General Partner and a Majority in Interest of the Limited Partners shall constitute a quorum. When a quorum is present at any meeting, the affirmative vote of the General Partner and a Majority in Interest of the Limited Partners shall decide any question brought before such meeting, unless the question is one on which, by express provision of law or this Agreement, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         (d) The Partners present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Partners to leave less than a quorum.

         (e) Any vote that may be taken at a meeting can be taken by written consent in lieu of a meeting if the Partners holding the required Partnership Interest execute such written consent.

         SECTION 10.2 Fiscal Year and Accounting Method. The Fiscal Year of the Partnership shall end on December 31 of each year.

         SECTION 10.3 BOOKS OF ACCOUNT. There shall be kept books of account at the offices of the Partnership or its Affiliates in which shall be entered fully and accurately each and every transaction of the Partnership. The books shall be kept using the method of accounting selected by the General Partner. For the Term of the Partnership and for a period of four (4) years thereafter, the General Partner shall maintain and preserve all books of account and other relevant documents.

         SECTION 10.4 ANNUAL REPORT. At the end of each Fiscal Year, the General Partner shall prepare financial statements of the Partnership as of the close of such Fiscal Year prepared in accordance with accounting principles selected by the General Partner consistently applied, including a balance sheet and a statement of income or loss. The financial statements shall also be accompanied by a cash flow statement for such year and a summary of all payments made to the General Partner or any Affiliate during the year. A copy of such statements for each Fiscal Year shall be made available by the General Partner to each of the Partners not later than one hundred twenty (120) days after the end of the Fiscal Year of the Partnership.

         SECTION 10.5 ANNUAL REPORT OF GENERAL PARTNER. Within one hundred twenty (120) days after the close of its Fiscal Year, the General Partner shall make available to the Limited Partners a statement of the operations of the Partnership for such year and plans for the future.

         SECTION 10.6 AUDIT REQUEST. The General Partner may, but shall not be required to, cause the books and records of the Partnership to be audited, at the expense of the Partnership, by an accounting firm selected by the General Partner.

         SECTION 10.7 TAX RETURNS. The General Partner shall cause to be prepared by an accountant selected by the General Partner all federal, state and local income tax returns and reports in accordance with the operations conducted pursuant to the terms of this Agreement. The cost of preparing such income and other tax returns and reports shall be paid by the Partnership. Not less than fifteen (15) days prior to the required filing date (as such date may be extended) for the Partnership's federal income tax return or any state or local income tax return, the General Partner shall furnish a copy of such return proposed to be filed to all Partners, together with such additional forms and information as may be required by the Partners in order for the Partners to file their own returns reflecting the Partnership's operations. In addition, not more than thirty (30) days after the date on which such return is filed, the General Partner shall furnish a copy of the return so filed to all Partners.

         SECTION 10.8 TAX MATTERS PARTNER. The General Partner is hereby designated the "tax matters partner" as that term is defined in Section 6231(a)(7) of the Code.

         SECTION 10.9 TAX ELECTIONS. For tax purposes, the Partnership shall elect to use the Fiscal Year as its taxable year, and to report income, loss, deductions and credits under the method of accounting selected by the General Partner. At the sole option and election of the General Partner:

         (a) the Partnership may elect to deduct expenses incurred in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code;

         (b) the Partnership may elect to treat all start-up expenditures as deferred expenses and to deduct such expenses over a sixty (60) month period as provided in Section 195 of the Code;

         (c) the Partnership may file an election under section 754 of the Code; provided, that the General Partner agrees to make an election under
Section 754 of the Code upon the written request of any Partner; and

         (d) all additional elections regarding federal income tax matters or state or local matters shall be made by the General Partner.

         SECTION 10.10 OTHER INFORMATION. The General Partner may release such information concerning the operations of the Partnership to such Persons as may be customary in the industry or required by law or regulation or by order of any regulatory body.

                                   ARTICLE XI

                      DISPOSITION OF PARTNERSHIP INTERESTS

         SECTION 11.1 TRANSFERS GENERALLY. (a) Except as otherwise provided in this Article XI, no Partner shall engage in or suffer a Disposition without the prior written consent of the General Partner, which consent may be withheld in the General Partner's sole discretion, and unless such Disposition complies with all applicable securities laws, rules and regulations as generally described herein.

         (b) No Disposition, partial or otherwise, may be made except in compliance with the then applicable rules and regulations of any governmental authority and in compliance with all applicable laws.

         (c) Any Disposition permitted under this Article XI shall be in writing. The assignee shall expressly agree in writing to be bound by all the terms of this Agreement, and shall assume and agree to perform all the assignor's agreements and obligations hereunder existing as of or arising subsequent to such assignment pertaining to such interests transferred pursuant hereto.

         (d) No Person to whom any interest in the Partnership is transferred shall make any further Disposition except in accordance with the terms and conditions hereof.

         (e) If a Disposition of an interest in the Partnership shall take place pursuant to the provisions of this Article, then the General Partner promptly thereafter shall cause to be filed with the proper authorities one or more certificates amending any fictitious or Assumed Name Certificate of the Partnership in order to reflect such change.

         (f) Any purported assignment or Disposition of a Partnership Interest not permitted by this Article XI shall be null and void and of no further force or effect whatsoever.

         (g) In the event of a Disposition, whether by sale, exchange, dissolution of a Partner or otherwise, the General Partner may have the Partnership file the proper election under Section 754 of the Code to adjust the basis of the Partnership Assets to reflect such transfer. Any resulting change in the Partnership net income or net loss due to such basis adjustment shall be allocated solely to the successor Partner or Partners. The General Partner retains the option to avoid making such election when the resulting basis adjustment would be too minor to justify the additional administrative costs incurred in accounting for the adjustment.

         SECTION 11.2 Permitted Disposition of Partnership Interests. Subject to the provisions of Sections 11.1, 11.4 and 11.6 hereof, each of the following Dispositions of Partnership Interests by Limited Partners shall be permitted without further condition (unless otherwise specified below):

         (a) Any Disposition of all or any part of the Partnership Interest owned by a Partner to a Person who is another Partner at the time of such Disposition;

         (b) Subject to the prior approval of the General Partner, a Disposition resulting from a Limited Partner's bona fide pledge of all or a portion of his Partnership Interest as security of indebtedness of such Limited Partner incurred contemporaneously with the making of such pledge, provided that the pledgee agrees in writing with the General Partner that, prior to foreclosing or otherwise realizing upon the Partnership Interest so pledged as a result of a default in the payment or other terms of the obligation secure by such pledged Partnership Interest, the pledgee will offer to sell such Partnership Interest to the Partnership as if it were a Limited Partner proposing to make a Disposition of the Partnership Interest in the manner stated in Section 11.3 hereof, and the pledging Limited Partner shall be bound by and shall join in the conveyance of the pledged Partnership Interest so purchased by the Partnership; and,

         SECTION 11.3 RIGHT OF FIRST REFUSAL. (a) Subject to Sections 11.1 and 11.6 hereof, any Disposition of a Partnership Interest by a Limited Partner (other than a Disposition described in Section 11.2 hereof) shall not be made except in accordance with the terms of this Section 11.3. In that regard, in the event a Limited Partner (the "Proposing Limited Partner") shall desire to sell all or any portion of its Partnership Interest in the Partnership to any third party and shall have received a bona fide written offer therefor which is acceptable to it and such offer complies with the provisions of this Section 11.3, it shall, within ten (10) days of receipt of the proposed offer give a written "Notice of Sale" to the General Partner. The Notice of Sale shall state that a bona fide offer has been received by the Proposing Limited Partner from such third party and shall contain the following information:

                  (i)      the price, terms and conditions of sale;

                  (ii) the Partnership Interest (the "Option Interest") proposed to be sold;

                  (iii) the name and address of the third party to whom such Partnership Interest is proposed to be sold; and

                  (iv)     a copy of the written offer.

The Notice of Sale shall further contain an affirmative offer by the Proposing Limited Partner to sell such Option Interest to the Partnership for the same consideration and upon the same terms and conditions set forth in the Notice of Sale.

         (b) The Partnership shall have the option, at the discretion of the General Partner for a period of thirty (30) days (the "Partnership Option Period") from the date such Notice of Sale is provided to it, within which to exercise its right of first refusal to purchase all or any part of the Option Interest by notifying such Proposing Limited Partner of such election in writing prior to the expiration of the thirty (30) day period.

         (c) It is expressly agreed that the remedy at law for breach of any of the obligations set forth is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Partner to comply fully with each of the obligations contained herein, and (ii) the uniqueness of the Partnership Business and the Partnership relationship created hereby. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance in addition to any other remedy available at law and in equity.

         (d) Any bona fide third party offer must comply with all of the following requirements:

                  (i) the proposed offer shall include an offer to buy the designated portion of the Proposing Limited Partners' Option Interest;

                  (ii) the proposed purchase price of the Option Interest shall be payable solely in lawful money of the United States and, if not payable in its entirety in cash, shall under no circumstances provide as security for payment of the non-cash portion any charge, encumbrance or hypothecation of any of the Option Interest;

                  (iii) the offer shall contain provisions whereby the proposed purchaser is obligated to comply with the provisions of Sections 11.1 and 11.6 hereof prior to the or at closing;

                  (iv) the offer shall be by a principal identified in the offer, and not an agent acting on behalf of an undisclosed principal, and such principal shall not be an Affiliate of the Proposing Limited Partner; and,

                  (v) the prospective purchaser shall evidence its compliance with, or exemption from, all applicable federal and state securities laws.

         (e)      Notwithstanding anything to the contrary contained in this
Section 11.3, no Disposition pursuant to this Section 11.3 shall be permitted in the event that any Partner is engaged in any exercise of its rights under
Section 11.4 hereof prior to the Partnership's receipt of the Notice of Sale pursuant to this Section 11.3.

         SECTION 11.4 SUBSTITUTE LIMITED PARTNERS. (a) No assignee of any or all of a Partnership Interest who is not a Partner at the time of the Disposition shall be admitted to the Partnership as a substitute Limited Partner in place of the assigning Limited Partner unless all other provisions of this
Article XI have been met and all of the following requirements are met:

                  (i) The assigning Limited Partner shall have designated such intention in the instrument of assignment;

                  (ii) The General Partner shall have consented in writing, which consent the General Partner may, in its sole and absolute discretion, refuse to give;

                  (iii) Each assigning Limited Partner and each assignee shall have performed all such acts and executed and delivered all such documents at such assigning Limited Partner's expense (including opinions of counsel) as the General Partner may reasonably require to preserve the limited partnership or tax status of the Partnership or to comply with applicable securities laws;

                  (iv) Each assigning Limited Partner and each assignee shall have executed and delivered all such documents at such assigning Limited Partner's expense (including a power of attorney) as the General Partner may reasonably deem necessary or desirable to effectuate such admission;

                  (v) The assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement as the same may have been amended;

                  (vi) The assignee shall have paid or, at the discretion of the General Partner, obligated itself to pay, all or part of the reasonable expenses of such admission (including, but not limited to, the costs of preparing and filing any amendment to this Agreement to effectuate the admission); and

                  (vii) In the opinion of counsel to the Partnership, or upon receipt of other evidence satisfactory to counsel to the Partnership, such Disposition or offer to the assignee would not result in the violation of applicable federal and state securities laws, or the termination of the Partnership for federal and/or state income tax purposes.

         (b) Upon the effectiveness of a Disposition of a Partnership Interest under this Section 11.4 and if such Disposition has complied with this
Article XI, the General Partner, if consent to admit the assignee as a substitute Limited Partner is obtained pursuant to this Section 11.4, shall execute, file and record with the appropriate governmental agencies such documents (including amendments to this Agreement) as are necessary to effect the substitution of the assignee as a substituted Limited Partner.

         (c) The Partnership shall treat a Person who becomes a substituted Limited Partner pursuant to the provisions of this Section 11.4 as the substituted Limited Partner with respect to the Partnership Interest assigned from the date such assignment and admission are effective under this Section 11.4, notwithstanding the time consumed in preparing an amendment to this Agreement and, if required, filing the necessary documents with governmental agencies necessary to effect the substitution.

         (d) Any Person admitted to the Partnership as a substituted Limited Partner shall be subject to and bound by all provisions of this Agreement as if originally a Party to this Agreement, and such Person's assignor is not released from his liability to the Partnership as provided by law.

         SECTION 11.5 DISPOSITIONS BY GENERAL PARTNER. (a) Subject to Sections 11.1 and 11.4 hereof, the General Partner shall not make or suffer a Disposition of its general partner's Partnership Interest without the affirmative vote or written consent of all of the Limited Partners, except the General Partner may make a Disposition of its general partner's Partnership Interest to any Affiliate of the General Partner.

         (b) Any Person to which the entire interest of the General Partner in the Partnership is assigned in compliance with this Section 11.5 shall become the "General Partner" of the Partnership and shall be substituted for the General Partner by the execution of appropriate amendments to this Agreement and the filing of appropriate documents with governmental agencies necessary to effect the assignment.

         (c) Except as permitted in this Section 11.5 hereof, the General Partner shall not be permitted to withdraw from the Partnership; provided, however, that nothing in this Section 11.5 shall be deemed to prohibit or limit the ability of the General Partner to give the notice specified in Section 12.1, or construed to mean that the occurrence with respect to the General Partner of the events of withdrawal specified in Section 12.1 constitutes a breach of this Agreement by such General Partner.

         SECTION 11.6 ADDITIONAL RESTRICTIONS ON DISPOSITIONS. THE PARTNERSHIP INTERESTS HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF TEXAS OR ANY OTHER STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE

SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS, AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF THE PARTNERSHIP INTERESTS IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THIS AGREEMENT OF LIMITED PARTNERSHIP AND ANY DISPOSITION OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT SHALL BE MADE ONLY AS PROVIDED HEREIN.

         SECTION 11.7 Right to Deal Exclusively with Limited Partners. For all purposes of this Agreement, the General Partner shall be entitled to deal with each Limited Partner as the sole party in interest with respect to his Partnership Interest, regardless of any actual knowledge the General Partner may have to the contrary; provided, however, that (i) as to any assignee of a Partnership Interest of whom the General Partner has actual knowledge, the General Partner may distribute to such assignee the amounts assignor would otherwise be entitled, (ii) an assignee, for federal income tax purposes only and to the extent required by law, shall be entitled merely to receive distributions and to be allocated items of income, gain, loss, deduction or credit to which his assignor would otherwise be entitled, but no such successor may become a substituted Limited Partner except pursuant to Section 11.4 hereof.

                                   ARTICLE XII

              LIQUIDATION, DISSOLUTION, TERMINATION AND WINDING UP

         SECTION 12.1      Events Deemed to Cause Liquidation and Dissolution.
(a) Subject to the provisions of Section 12.9 hereof, the Partnership shall be liquidated and dissolved upon the first to occur of the following "Termination Events":

                  (i) the sale, forfeiture, abandonment or other disposition of all or substantially all of the Partnership Assets;

                  (ii)     the unanimous consent of the Partners;

                  (iii) the giving of notice to the Limited Partners by the General Partner, at least ninety (90) days before the prospective date of termination, of the election of the General Partner to dissolve, wind up the affairs of and terminate the Partnership;

                  (iv) the expiration of the term specified in Section 2.5 hereof;

                  (v) the occurrence of any of the following events of withdrawal of a sole General Partner from the Partnership as the sole general partner:

                           A) the withdrawal of the General Partner from the Partnership without substitution of a permitted assignee as the substitute General Partner of the Partnership;

                           B) the withdrawal of the General Partner upon the assignment by such General Partner of its entire interest in the Partnership (including, without limitation, as specified in Section 11.5 hereof);

                           C) the General Partner shall become a Bankrupt or suffer an event of Bankruptcy;

                           D) the issuance of a certificate or decree of dissolution or the equivalent thereof of the General Partner (other than in connection with (A) a merger, consolidation, or other reorganization to which the General Partner is a Party, or (B) an exchange, sale, or other transfer of all or substantially all of the assets of the General Partner); or

                  (vi) the entry of a decree of judicial dissolution of the Partnership.

         (b) Notwithstanding any provision of this Agreement which might state or imply to the contrary, the death, insanity, incompetency, dissolution or Bankruptcy of any Limited Partner, or the seizure and sale of any Partnership Interest of a Limited Partner, shall not be a Termination Event.

         SECTION 12.2 APPOINTMENT OF LIQUIDATOR. (a) If the Partnership is dissolved for any reason, then, subject to Section 12.2(b) hereof, the General Partner shall act as Liquidator.

         (b) In the event that the dissolution is caused by the occurrence of an event of withdrawal by the General Partner described in Section 12.1(a)(v) hereof, or the wrongful dissolution of the Partnership by the General Partner, then such Person or Persons as are selected by a Majority in Interest of the Limited Partners shall act as Liquidator.

         (c) Within thirty (30) days after the death, dissolution, removal or resignation of the Liquidator appointed pursuant to the foregoing provisions of this Section 12.2, a successor Liquidator (who shall have and succeed to all the rights, powers and duties of the original Liquidator) shall be appointed by a Majority in Interest of the Limited Partners. The right to appoint a successor Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the "Liquidator" shall be deemed to refer also to any successor Liquidator appointed in the manner herein provided.

         (d) If the Partnership is dissolved for any reason and if, within thirty (30) days following the date of dissolution or other time period provided in Section 12.2(c) hereof, a Liquidator or successor Liquidator has not been appointed in the manner provided in the foregoing provisions of this Section 12.2, any interested Party shall have the right to make application to a court of competent jurisdiction, on cause shown, for appointment of such

Liquidator or successor Liquidator pursuant to the Act, and the said court shall be fully authorized and empowered to appoint and designate such Liquidator or successor Liquidator who shall have all the powers, duties, rights and authorities of the Liquidator herein provided.

         (e) The Liquidator (if other than the General Partner) appointed as provided in Section 12.2 hereof shall be entitled to receive reasonable and customary compensation for its services.

         SECTION 12.3 TERMINATION AND WINDING UP. (a) If the Partnership is dissolved pursuant to this Article XII, the Liquidator shall wind up the Partnership's Business, shall proceed to cause the Assets to be sold and shall distribute the Liquidation Proceeds as provided under Section 6.2 herein. During such period, the business and affairs of the Partnership shall be conducted so as to maintain and preserve the Partnership Assets in a manner consistent with the orderly Liquidation and Dissolution of the Partnership.

         (b) The Liquidator shall have sufficient business expertise and competence to conduct the winding up and termination of the Partnership and, in the course thereof, to cause the Partnership to perform any contracts that the Partnership has theretofore or (subject to the limitations hereinafter set forth) may thereafter enter into. The Liquidator shall proceed with such termination and winding up in as expeditious a manner as is reasonably practicable. The holders of interests in the Partnership shall continue to share distributions, income (including gain) and losses during the period of termination and winding up in accordance with Articles V and VI hereof.

         (c) The Liquidator shall have full right and unlimited discretion to determine the time, manner, terms and consideration to be received with respect to any sale, exchange or transfer of Partnership Assets pursuant to such termination and winding up, having due regard for the activity and condition of the relevant market and general financial and economic conditions.

         (d) Except as expressly provided in this Section 12.3, the Liquidator shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time. Without limiting the foregoing powers, the Liquidator shall have the right to wind up the Partnership and may in such winding up, do the following:

                  (i) Cause some or all of the Partnership Assets to be sold and distribute the Liquidation Proceeds and other Partnership assets as provided in Section 6.2 hereof.

                  (ii) Except in respect of (A) all Partnership Assets on which a single, non-severable mortgage or other lien will be in effect after such distribution, and (B) any Partnership Assets which the Liquidator shall determine are not readily severable or distributable in kind, have the right but not the obligation to distribute, in kind, all or any portion of the Partnership Assets, if any, to the Partners as set forth in Section 6.2 hereof.

                  (iii) Continue to manage and operate any business of the Partnership during the period of such termination and winding up.

                  (iv) Make sales, exchanges and transfers and, incident thereto, make deeds, bills of sale, and assignments of assets of the Partnership (provided that the Liquidator may not impose personal liability upon any of the Partners under any such instrument).

                  (v) The power to borrow funds as, in the good faith judgment of the Liquidator, may be reasonably required to pay debts, obligations and expenses of the Partnership, and to execute and/or grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Partnership Assets as security for repayment of such loans or as security for payment of any other indebtedness of the Partnership (provided that the Liquidator shall not have the power to create any personal obligation of any of the Partners to repay such loans or indebtedness).

                  (vi) Settle, release, compromise or adjust any claims asserted to be owing by or to the Partnership and file, prosecute or defend lawsuits and legal proceedings in connection with any such matter.

         SECTION 12.4 RESERVES. After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may set up, for a period not to exceed five (5) years, such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership.

         SECTION 12.5 DISTRIBUTIONS. Upon the winding up and termination of the business and affairs of the Partnership, the Partnership Assets remaining after payment (or provision for payment) of all Partnership liabilities (including, without limitation, liabilities owed to the General Partner or any Affiliate of the General Partner) and establishment of reserves pursuant to
Section 12.4 hereof shall be distributed to the Partners in accordance with
Section 6.2 hereof. Distributions pursuant to this Section 12.5 may be made in cash and/or kind as the Liquidator in its sole and absolute discretion shall determine.

         SECTION 12.6 REPORTS. Within a reasonable period of time following the completion of the liquidation of the Partnership's Assets, the Liquidator shall supply to each of the Partners a statement reviewed by the Partnership's independent accountants which shall set forth the Partnership Assets and the liabilities of the Partnership as of the date of complete liquidation, each Partner's portion of distributions pursuant to Section 12.5 hereof, and the amount retained as reserves by the Liquidator pursuant to Section 12.4 hereof.

         SECTION 12.7 SOURCE OF RETURN. Each holder of an interest in the Partnership shall look solely to the Partnership Assets for all distributions with respect to the Partnership and his Capital Account (including the return thereof) and share of Profits or Losses thereof and shall have no recourse therefor (upon dissolution or otherwise) against the Partnership, the General Partner or the Liquidator. The Liquidator may vary the proportions and the mix of the Partnership Assets distributed to the various Partners to the extent required to effect an in-kind distribution of the Partnership Assets, and accordingly, the Liquidator, in its sole and absolute discretion, may compel a Partner to accept a distribution in-kind from the Partnership even though the percentage of the Partnership Assets distributed to such Partner exceeds the percentage of that Partnership Assets which is equal to the percentage in which such Partner shares in the distributions from the Partnership.

         SECTION 12.8 REQUIRED FILINGS. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership Assets, the Partnership shall terminate and the Liquidator shall (and is hereby given the authority to) execute and record all documents required to effectuate the dissolution and termination of the Partnership.

         SECTION 12.9 ELECTION TO CARRY ON BUSINESS. In the event of an occurrence of any Termination Event (other than withdrawal of the General Partner) that, but for this Section 12.9, would constitute a dissolution under
Section 12.1 hereof, the General Partner may, if and to the extent permitted under the Act, elect to carry on the business of the Partnership. In the event of a withdrawal of the General Partner described in Section 12.1 that, but for this Section 12.9, would constitute a dissolution under Section 12.1 hereof, then the Partners (other than the General Partner who has suffered an event of withdrawal) may, if and to the extent permitted under the Act, and within ninety
(90) days following the occurrence of such event, elect to carry on the business of the Partnership by affirmative vote of all of the remaining Partners and, if they so elect, shall agree to the appointment of one or more new General Partners, all as provided by the Act. Such election to continue the business of the Partnership shall be in writing.

                                  ARTICLE XIII

                                POWER OF ATTORNEY

         SECTION 13.1 GRANT OF POWER OF ATTORNEY. The Limited Partners hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as their true and lawful attorney and agent (with full power of substitution to each) with full power and authority in their name, place and stead to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) the Certificate of Limited Partnership of this Partnership, this Agreement, fictitious or assumed name certificates and other certificates and instruments that the General Partner considers necessary or appropriate to qualify or continue the Partnership as a limited partnership or conduct the business of the Partnership in any jurisdictions in which the Partnership may conduct business or own or lease property, (ii) amendments to this Agreement, the Certificate of Limited Partnership of this Partnership and other instruments that the General Partner considers necessary or appropriate to effect a change or modification of the Partnership in accordance with the terms of this Agreement including, without limitation, those amendments relating to the admission of additional or substitute Partners or the withdrawal of Partners, (iii) all certificates of dissolution, conveyances and other instruments that the General Partner considers necessary or appropriate to effect the acquisition, disposition, pledge, mortgage, hypothecation, encumbrance or exchange of any Partnership Assets (irrespective of whether legal title to such Partnership Assets is in the name of the Partnership, a nominee or one or more Partners), or the dissolution and termination of the Partnership, and (iv) any other instrument that is now or may hereafter be required by law to be filed on behalf of the Partnership.

         SECTION 13.2 NATURE OF POWER OF ATTORNEY. The power of attorney granted herein shall be considered to be coupled with an interest, shall be irrevocable and shall survive the death, incompetency, dissolution or termination of existence of any or all of the Limited Partners. Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any such instrument executed by the attorney and agent herein appointed is valid and binding without further inquiry.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.1 ENTIRE AGREEMENT. This Agreement is the entire agreement among the parties hereto relating to the subject matter hereof. It supersedes all prior oral and written agreements pertaining to the subject matter hereof and may not be amended except as provided in Section 14.4 hereof.

         SECTION 14.2 APPLICABLE LAW. This Agreement shall be governed by, and interpreted and enforced in accordance with the laws of the State of Texas, except as may otherwise be required by the laws of any jurisdiction in which the Partnership conducts business and then only to the extent necessary to enable the Partnership to conduct business in such other jurisdiction.

         SECTION 14.3 NOTICE. Any notice, statement, report, demand or other communication required by this Agreement shall be considered given at the time set forth in the last sentence hereof if a written copy is personally delivered, or mailed postage prepaid, certified or registered mail, return receipt requested, and deposited in the United States mail, or sent by a nationally recognized express or overnight courier service. For purposes of notice, the addresses of the Limited Partners shall be as set forth on the Signature Page hereof, as amended from time to time, and the address of the Partnership and the General Partner shall be as set forth in Sections 2.3 and
2.4 hereof. Any Limited Partner may change his address for notices by giving notice to the General Partner. The General Partner may change its address or the address of the Partnership by giving notice to the Limited Partners. Any notice or other communication will be considered to have been given when (i) personally delivered, (ii) if sent by mail, as of the third business day after the date on which it is deposited in the United States mail in compliance with the terms of this Section 14.3, or (iii) if sent by a nationally recognized express or overnight courier service, on the next business day after pickup of the notice by such service.

         SECTION 14.4 AMENDMENTS. (a) Amendments to this Agreement may be proposed by the General Partner or by the Limited Partners by submitting the proposed amendment to all Partners in writing. Any such amendment will be approved only upon (and at the time of receipt of) the affirmative vote or written consent of the General Partner and a Majority in Interest of the Partners.

         (b) No amendment that, in the opinion of counsel to the Partnership, changes the limited liability status of any Limited Partner or his participation in any material adverse respect in the income (including gain), losses, credits, capital or distributions of the Partnership may be made without the affirmative vote or written consent of such Limited Partner, except as provided in Paragraph (a) above. No amendment that, in the opinion of counsel to the Partnership, would cause the Partnership to be treated as an association taxable as any entity other than a limited partnership for federal income tax purposes may be made without the affirmative vote or written consent of all Partners.

         SECTION 14.5 CONSENT AND WAIVER. No consent or waiver, express or implied, by any Party hereto of any right or any breach or default by any other Party hereto in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other right or any other breach or default in the performance by such Party of the same or any other obligations of such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of another Party or to declare another Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder.

         SECTION 14.6 HEADINGS AND CAPTIONS. The Article and Section headings and other captions contained in this Agreement are inserted only as a matter of convenience, do not form a part of this Agreement and in no way define, limit, extend or describe the scope of this Agreement or the intent of the parties or of any provision hereof.

         SECTION 14.7 SUCCESSORS AND ASSIGNS. This Agreement and all the terms and provisions hereof shall be binding upon and (subject to the provisions of Article XI hereof) inure to the benefit of the Partners and their respective legal representatives, heirs, successors and assigns.

         SECTION 14.8 REFERENCES AND GENDER. All references to "Articles", "Sections", "Subsections" and "Paragraphs" contained herein are, unless specifically indicated otherwise, references to articles, sections, subsections and paragraphs of this Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         SECTION 14.9 INVALID PROVISIONS. If any provision of this Agreement or the application thereof to any Person or circumstance is held to be illegal, invalid or unenforceable to any extent under present or future laws effective during the term of this Agreement, such provision shall be fully severable and the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. In that regard, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         SECTION 14.10 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement; provided, that in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         SECTION 14.11 THIRD PARTY BENEFICIARY. Nothing in this Agreement shall be deemed to create any right in any creditor or other Person not a Party hereto (other than the permitted successors and assigns of a Party hereto), and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Party except as aforesaid.

         SECTION 14.12 ADDITIONAL ACTS. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Partner agrees to execute and deliver such additional documents or perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions provided herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                                 SIGNATURE PAGE
                                       TO
                        LIMITED PARTNERSHIP AGREEMENT OF
                              MTH HOMES-TEXAS, L.P.
                         GENERAL PARTNER SIGNATURE PAGE

                              DATED: June 18, 2002

---------------------------------------------------------------------------------
                                                INITIAL               PARTNERSHIP
GENERAL PARTNER                               CONTRIBUTION            PERCENTAGE
---------------------------------------------------------------------------------
MTH-Texas GP II, Inc.
an Arizona corporation                           $100.00                 1. 0%

By:      /s/ John R. Landon
         --------------------------
         John R. Landon
Title:   Co-Chairman, President and
         Chief Executive Officer

Address: 6613 N. Scottsdale Road,
         Suite 200
         Scottsdale, Arizona 85250
---------------------------------------------------------------------------------

                                 SIGNATURE PAGE
                                       TO
                        LIMITED PARTNERSHIP AGREEMENT OF
                              MTH HOMES-TEXAS, L.P.
                         LIMITED PARTNER SIGNATURE PAGE

         The undersigned Limited Partner hereby agrees to become Limited Partners in MTH Homes-Texas, L.P., pursuant to the terms of the Agreement, and agrees to make the capital contribution set forth opposite its name.

---------------------------------------------------------------------------------
                                             INITIAL CAPITAL          PARTNERSHIP
LIMITED PARTNERS                              CONTRIBUTION            PERCENTAGE
---------------------------------------------------------------------------------
MTH-Texas LP II, Inc.,
an Arizona corporation

By:      /s/ John R. Landon                      $900.00                  99.0%
         --------------------------
         John R. Landon
Title:   Co-Chairman, President and
         Chief Executive Officer

Address: 6613 N. Scottsdale Road,
         Suite 200
         Scottsdale, Arizona 85250
---------------------------------------------------------------------------------